UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2020

Chiasma, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37500	76-0722250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Kendrick Street, Building C East

Needham, Massachusetts 02494

(Address of principal executive office) (Zip Code)

(617) 928-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CHMA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2020, the Compensation Committee of the Board of Directors of Chiasma, Inc. (the “Company”) approved, and effective on that date, the Company entered into, amendments (the “Amendments”) to the employment agreements between the Company and each of Raj Kannan, Chief Executive Officer, Mark Fitzpatrick, President, Dr. William Ludlam, Senior Vice President, Clinical Development and Medical Affairs, and Drew Enamait, Vice President, Finance and Administration (the “Employment Agreements”). Under the Employment Agreements, as amended by the Amendments, in the event that the executive’s employment is terminated by us without “Cause,” or he terminates his employment with us for “Good Reason,” in either case within 12 months following the occurrence of the first event constituting a “Change in Control” (each as defined in the applicable Employment Agreement) (a “Change in Control Separation”), the executive will be entitled to receive: (i) base salary continuation following termination for 18 months for each of Messrs. Kannan and Fitzpatrick, 12 months for Dr. Ludlam and 6 months for Mr. Enamait, (ii) payment of the full target bonus for each of Messrs. Kannan and Fitzpatrick and Dr. Ludlum and one-half of the target bonus for Mr. Enamait, in each case, for the year in which the Change in Control occurs plus each individual’s accrued bonus, if any, with respect to the calendar year in which the Change in Control Separation occurs, subject to the Board of Directors’ assessment of applicable bonus criteria and prorated from the beginning of such year to the date of the Change in Control Separation, (iii) continuation of group health plan benefits until the earlier of (a) 18 months for each of Messrs. Kannan and Fitzpatrick, 12 months for Dr. Ludlam and 6 months Mr. Enamait, in each case, following the date of termination or (b) the date he becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA, with the cost of the premium for such benefits shared by the executive and us in the same proportion as in effect on the date of termination, and (iv) for each of Messrs. Kannan and Fitzpatrick full and immediate vesting and exercisability of the unvested shares underlying all equity awards held by the executive and for each of Dr. Ludlam and Mr. Enamait full and immediate vesting and exercisability of the unvested shares subject to time-based vesting (including shares underlying any performance options to the extent the applicable performance milestones are satisfied by the termination date and excluding shares underlying any performance options that are subject to satisfaction of performance milestones to the extent that any performance milestone has not been satisfied as of the termination date) pursuant to the stock options held by the executive. Receipt of the severance payments and benefits described above is conditioned upon the executive entering into and not revoking a separation agreement with us, including a general release of claims, resigning all positions held with us and our affiliates and returning all company property.

The foregoing description of terms of the Change in Control Separation terms for Mr. Kannan is a summary and is qualified in its entirety by reference to Mr. Kannan’s Employment Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 5, 2019 and Mr. Kannan’s Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on 8-K, both of which are incorporated herein by reference. The foregoing description of terms of the Change in Control Separation terms for Mr. Fitzpatrick is a summary and is qualified in its entirety by reference to Mr. Fitzpatrick’s Employment Agreement, a copy of which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 5, 2019 and Mr. Fitzpatrick’s Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on 8-K, both of which are incorporated herein by reference. The foregoing description of terms of the Change in Control Separation terms for Dr. Ludlum is a summary and is qualified in its entirety by reference to Dr. Ludlam’s Employment Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on May 10, 2018 and Dr. Ludlam’s Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on 8-K, both of which are incorporated herein by reference. The foregoing description of terms of the Change in Control Separation terms for Mr. Enamait is a summary and is qualified in its entirety by reference to Mr. Enamait’s Employment Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 29, 2018 and Mr. Enamait’s Amendment, a copy of which is filed as Exhibit 10.4 to this Current Report on 8-K, both of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated February 14, 2020, between the Company and Raj Kannan

10.2	Amendment to Amended and Restated Executive Employment Letter, dated February 14, 2020, between the Company and Mark Fitzpatrick

10.3	Amendment to Amended and Restated Executive Employment Letter, dated February 14, 2020, between the Company and William Ludlam

10.4	Amendment to Amended and Restated Executive Employment Letter, dated February 14, 2020, between the Company and Drew Enamait

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2020	Chiasma, Inc.

	By:	/s/ Mark Fitzpatrick
Mark Fitzpatrick
President